UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 14, 2012, SS&C Technologies Holdings Europe S.A.R.L. (“SS&C Sarl”), a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of SS&C Technologies Holdings, Inc. (“SS&C”), entered into a cooperation agreement (the “Cooperation Agreement”) with GlobeOp Financial Services S.A. (“GlobeOp”), a Luxembourg sociéte anonyme. Pursuant to the Cooperation Agreement, SS&C Sarl announced pursuant to Rule 2.7 of the City Code on Takeovers and Mergers the terms of a recommended cash offer under which SS&C, acting through SS&C Sarl, would acquire the entire issued and to be issued share capital of GlobeOp for 485 pence per share (the “Offer”). The full terms of, and conditions to, the Offer are set forth in the offer document issued by SS&C Sarl on March 26, 2012 (the “Offer Document”).

On May 31, 2012, SS&C issued a press release relating to the Offer announcing that as of May 30, 2012, SS&C Sarl had received valid acceptances of the Offer in respect of 82,863,536 GlobeOp shares, representing approximately 76.9 percent of the existing issued share capital of GlobeOp. SS&C also announced that all conditions relating to the Offer had been satisfied or waived, and the Offer was unconditional in all respects. In addition, SS&C announced that the Offer will remain open until further notice and at least 14 days’ notice will be given prior to the closing of the Offer.

Settlement of the Offer will, in the case of acceptances received on or prior to May 31, 2012, occur on or before June 14, 2012. With respect to acceptances received after May 31, 2012 but while the Offer remains open for acceptance, settlement will occur within 14 days of receipt.

SS&C intends to fund the settlement of the Offer with a combination of SS&C’s existing cash resources and debt financing.

A copy of the full press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

SS&C will file the financial statements required by Item 9.01(a) of Form 8-K with respect to its acquisition of GlobeOp not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b)	Pro Forma Financial Information

SS&C will file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to its acquisition of GlobeOp not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, issued on May 31, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Patrick J. Pedonti
Date: May 31, 2012		Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued on May 31, 2012 (furnished herewith)